Interactive Intelligence Reports 2015 Second-Quarter and Six Months Financial Results

•	Total and recurring revenues up 21 percent; cloud revenues increase 58 percent from 2014 second quarter

•	On-premises license revenues jump 25 percent from last year

•	GAAP loss per share of $0.24; non-GAAP EPS of $0.01 on revenue outperformance and improved operational efficiencies

INDIANAPOLIS, Aug. 3, 2015 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and cloud services for customer engagement, unified communications and collaboration, announced financial results for its second quarter and first six months ended June 30, 2015.

“We saw strong execution against our strategic plan this quarter,” said Dr. Donald E. Brown, Interactive Intelligence founder and CEO. “Demand remained solid for our single-tenant cloud solutions and increased nicely for our on-premises solutions. Importantly for the future, interest is building for our new multi-tenant cloud offerings. All major geographies contributed positively in the quarter, with especially good performances by our EMEA and Latin American operations despite a difficult currency environment. We again saw evidence that we’re getting additional leverage in our operating model, particularly from the improved efficiencies in our cloud delivery capabilities as we’ve scaled to service a base that almost doubled to more than two hundred active customers since the beginning of last year.

“The company remains focused on its strategy to meet developing demand for integrated business collaboration, communications and customer engagement solutions,” Brown continued. “We believe we are the only vendor able to meet the needs of customers whether they prefer on-premises, single-tenant cloud, or multi-tenant cloud solutions. We’ll continue to drive up-market in delivering these solutions while also expanding our scope to increase our share in other segments of the communications markets.”

Second-Quarter 2015 Financial Highlights:

•
Revenues: Total revenues were $96.3 million, an increase of 21 percent from the 2014 second quarter. Recurring revenues, which included cloud subscriptions and support fees from on-premises licenses, increased 21 percent to $53.8 million and accounted for 56 percent of total revenues, consistent with last year. Revenues from cloud subscriptions were $21.9 million, an increase of 58 percent from $13.9 million in the second quarter of 2014. License and hardware revenues were $27.0 million and services revenues $15.5 million, compared to $21.5 million and $13.7 million, respectively, in the same quarter last year.

•
Orders: The company added 68 new customers, compared to 70 in the 2014 second quarter, with 38 contracts over $250,000, including 11 orders over $1.0 million. Annual recurring cloud contracts were up 2 percent despite a very large order received in the 2014 second quarter. Excluding that order, growth in annual recurring cloud contracts was 51 percent. Orders for on-premises licenses increased by 14 percent from the same quarter last year.

•
Operating Loss: GAAP operating loss was $3.8 million, compared to a loss of $11.5 million in the second quarter of 2014. Non-GAAP* operating income was $737,000, compared to non-GAAP operating loss of $6.6 million in the same quarter last year.

•
Net Loss: GAAP net loss was $5.1 million, or $0.24 per diluted share based on 21.5 million weighted average diluted shares outstanding, compared to GAAP net loss of $6.8 million, or $0.33 per diluted share based on 20.9 million weighted average diluted shares outstanding in the same quarter of 2014. Non-GAAP net income was $307,000, or $0.01 per diluted share for the second quarter, compared to a non-GAAP net loss of $3.7 million, or $0.18 per diluted share, in the same quarter last year. Pro forma income taxes used to determine non-GAAP net loss are based on a long-term projected effective tax rate of 38 percent.

•
Balance sheet: Cash and cash equivalents and investments were $184.9 million as of June 30, 2015, up from $64.9 million as of March 31, 2015. This increase was primarily due to the proceeds from the company’s convertible debt offering, which closed at the end of May. Total deferred revenues of $111.5 million were consistent with deferred revenues as of March 31, 2015.

•
Cash Flows: The company used $1.7 million of cash for operating activities, compared to its use of $1.4 million in the 2014 quarter. Capital expenditures totaled $4.4 million, primarily for office space expansion, office equipment, and data center infrastructure. PureCloud℠ development costs were capitalized in the amount of $5.2 million.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

2015 First Half Financial Highlights:

•
Revenues: Total revenues were $185.8 million, an increase of 17 percent over the first six months of 2014. Recurring revenues increased 23 percent to $108.1 million and accounted for 58 percent of total revenues. Revenues from cloud subscriptions increased 59 percent to $43.0 million. License and hardware revenues were $48.6 million, up 10 percent, and services revenues were $29.1 million, up 8 percent, compared to the first six months of 2014.

•
Orders: The company added 129 new customers, compared to 124 in the same period last year, with 78 contracts over $250,000, including 20 orders over $1.0 million. Annual recurring cloud contracts were down slightly because of three very large orders received in the first six months of 2014. Excluding those orders, growth in annual recurring cloud contracts was 48 percent. Orders for on-premises licenses increased by 20 percent from the same period last year.

•
Operating Loss: GAAP operating loss was $8.5 million, down from a loss of $16.3 million in the same period last year. Non-GAAP operating loss was $412,000 for the first six months of 2015, compared to a loss of $7.6 million during the same period last year.

•
Net Loss: GAAP net loss was $8.5 million, or $0.40 per diluted share based on 21.5 million weighted average diluted shares outstanding, compared to GAAP net loss in the first six months of 2014 of $9.4 million, or $0.45 per diluted share based on 20.9 million weighted average diluted shares outstanding. GAAP results for the first six months of 2015 included certain non-recurring tax credits of $1.9 million.

Non-GAAP net loss was $556,000, or $0.03 per diluted share, compared to a non-GAAP net loss of $4.1 million, or $0.20 per diluted share, during the same period in 2014.

•
Cash Flows: The company generated $11.6 million in cash from operating activities during the six months ended June 30, 2015. Capital expenditures totaled $10.7 million, primarily for office space expansion, office equipment, and data center infrastructure. PureCloud℠ development costs were capitalized in the amount of $10.8 million.

Additional Second-Quarter 2015 and Recent Highlights:

•
Interactive Intelligence announced general availability of its multi-tenant customer engagement and unified communications and collaboration cloud services: PureCloud Engage℠, PureCloud Communicate℠, and PureCloud Collaborate Pro℠.

•	Interactive Intelligence was positioned as a Leader in the Gartner 2015 Magic Quadrant for Contact Center Infrastructure for the seventh consecutive year.

•

•
In May 2015, the company completed an offering of 1.25 percent convertible senior notes due 2020 that raised approximately $145.5 million in net proceeds and had an initial conversion premium of approximately 35 percent. The company’s purchase of a capped call transaction in connection with the pricing of the notes increased this premium to approximately 75 percent. This offering was led by the investment banking firms Morgan Stanley & Co. LLC, J.P. Morgan Securities, LLC and RBC Capital Markets, LLC.

The company will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown, outgoing CFO Stephen Head, and the company’s new CFO and COO, Ashley Vukovits and Bill Gildea, respectively. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence second-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence (Nasdaq: ININ) provides software and cloud services for customer engagement, unified communications and collaboration to help businesses worldwide improve service, increase productivity and reduce costs. Backed by a 21-year history of industry firsts, 20-plus patents and more than 6,000 global customer deployments, Interactive offers customers a fast return on investment, along with robust reliability and security. The company gives even the largest organizations an alternative to unproven solutions from start-ups and inflexible solutions from legacy vendors. Interactive has been among Software Magazine’s Top 500 Global Software and Services Suppliers for 14 consecutive years, has received Frost & Sullivan’s Company of the Year Award for five consecutive years, and is one of Mashable’s 2014 Seven Best Tech Companies to Work For. The company is headquartered in Indianapolis, Indiana and has more than 2,000 employees worldwide. For more information, visit www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses, the amortization of certain intangible assets related to acquisitions by the company, the amortization of debt discounts and issuance costs and adjustments for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense, amortization of intangibles related to acquisitions, and amortization of debt discounts and issuance costs, are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles related to acquisitions and amortization of debt discounts and issuance costs amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles amounts related to acquisitions, amortization of debt discounts and issuance costs, and pro forma income tax expense for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's profitability; ability to manage successfully its growth; to meet debt service requirements; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Seth Potter, Investor Relations
ICR, Inc.
+1 646.277.1230
seth.potter@icrinc.com

Christine Holley, Senior Director of Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Recurring	$53,846	$44,617	$108,058	$88,026
License and hardware	27,010	21,548	48,631	44,394
Services	15,475	13,665	29,117	26,858
Total revenues	96,331	79,830	185,806	159,278
Costs of revenues (1)(2):
Costs of recurring	19,253	15,322	37,997	29,380
Costs of license and hardware	6,552	6,690	13,081	13,523
Costs of services	11,514	11,298	22,765	21,815
Total costs of revenues	37,319	33,310	73,843	64,718
Gross profit	59,012	46,520	111,963	94,560
Operating expenses (1)(2):
Sales and marketing	33,875	30,753	64,984	58,908
Research and development	16,694	15,906	30,531	29,705
General and administrative	12,204	11,374	24,980	22,273
Total operating expenses	62,773	58,033	120,495	110,886
Operating loss	(3,761)	(11,513)	(8,532)	(16,326)
Other income (expense):
Interest income (expense), net	(590)	275	(442)	557
Other expense	(232)	(190)	(559)	(386)
Total other income (expense)	(822)	85	(1,001)	171
Loss before income taxes	(4,583)	(11,428)	(9,533)	(16,155)
Income tax benefit (expense)	(501)	4,630	990	6,793
Net loss	$(5,084)	$(6,798)	$(8,543)	$(9,362)
Net loss per share:
Basic	$(0.24)	$(0.33)	$(0.40)	$(0.45)
Diluted	(0.24)	(0.33)	(0.40)	(0.45)
Shares used to compute net loss per share:
Basic	21,504	20,851	21,519	20,771
Diluted	21,504	20,851	21,519	20,771
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Costs of license and hardware	$177	$137	$354	$186
General and administrative	442	476	891	948
Total intangible amortization expense	$619	$613	$1,245	$1,134
(2) Amounts include stock-based compensation expense, as follows:
Costs of recurring revenues	$532	$367	$986	$674
Costs of services revenues	164	115	293	221
Sales and marketing	1,154	1,037	1,715	2,133
Research and development	963	1,352	1,782	2,306
General and administrative	1,063	825	2,093	1,602
Total stock-based compensation expense	$3,876	$3,696	$6,869	$6,936

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP recurring revenue gross profit, as reported	$34,593	$29,295	$70,061	$58,646
Purchase accounting adjustments	3	5	6	10
Non-cash stock-based compensation expense	532	367	986	674
Non-GAAP recurring revenue gross profit	$35,128	$29,667	$71,053	$59,330
Non-GAAP recurring revenue gross margin	65.2%	66.4%	65.7%	67.4%

GAAP license and hardware revenue gross profit, as reported	$20,458	$14,858	$35,550	$30,871
Acquired technology	177	137	354	186
Non-GAAP license and hardware revenue gross profit	$20,635	$14,995	$35,904	$31,057
Non-GAAP license and hardware revenue gross margin	76.3%	69.5%	73.8%	70.0%

GAAP services revenue gross profit, as reported	$3,961	$2,367	$6,352	$5,043
Non-cash stock-based compensation expense	164	115	293	221
Non-GAAP services revenue gross profit	$4,125	$2,482	$6,645	$5,264
Non-GAAP services revenue gross margin	26.6%	18.2%	22.8%	19.6%

GAAP Gross Profit, as reported	$59,012	$46,520	$111,963	$94,560
Purchase accounting adjustments	3	5	6	10
Acquired technology	177	137	354	186
Non-cash stock-based compensation expense	696	482	1,279	895
Non-GAAP gross profit	$59,888	$47,144	$113,602	$95,651
Non-GAAP gross margin	62.1%	59.1%	61.1%	60.0%

GAAP Operating loss, as reported	$(3,761)	$(11,513)	$(8,532)	$(16,326)
Purchase accounting adjustments	622	1,218	1,251	1,744
Non-cash stock-based compensation expense	3,876	3,696	6,869	6,936
Non-GAAP operating income (loss)	$737	$(6,599)	$(412)	$(7,646)
Non-GAAP operating margin	0.7%	(8.3)%	(0.2)%	(4.8)%

GAAP Net loss, as reported	$(5,084)	$(6,798)	$(8,543)	$(9,362)
Purchase accounting adjustments	622	1,218	1,251	1,744
Non-cash stock-based compensation expense	3,876	3,696	6,869	6,936
Amortization of debt discount and issuance costs	512	—	512	—
Non-GAAP income tax expense adjustment	381	(1,815)	(645)	(3,410)
Non-GAAP net income (loss)	$307	$(3,699)	$(556)	$(4,092)

GAAP Diluted loss per share, as reported	$(0.24)	$(0.33)	$(0.40)	$(0.45)
Purchase accounting adjustments	0.03	0.06	0.06	0.08
Non-cash stock-based compensation expense	0.18	0.18	0.32	0.33
Amortization of debt discount and issuance costs	0.02	—	0.02	—
Non-GAAP income tax expense adjustment	0.02	(0.09)	(0.03)	(0.16)
Non-GAAP diluted income (loss) per share	$0.01	$(0.18)	$(0.03)	$(0.20)

Interactive Intelligence Group, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(5,084)	$(6,798)	$(8,543)	$(9,362)
Depreciation	4,068	3,773	8,227	7,175
Amortization	1,601	613	2,804	1,134
Interest expense (income), net	590	(275)	442	(557)
Income tax expense (benefit)	501	(4,630)	(990)	(6,793)
Stock-based compensation expense	3,876	3,696	6,869	6,936
Acquisition-related expenses	—	600	1	600
Other expense	232	190	559	386
Adjusted EBITDA	$5,784	$(2,831)	$9,369	$(481)

Interactive Intelligence Group, Inc.
Comprehensive Loss
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(5,084)	$(6,798)	$(8,543)	$(9,362)
Other comprehensive loss:
Foreign currency translation adjustment	453	97	(2,809)	656
Net unrealized investment gain (loss) - net of tax	(9)	(9)	50	(26)
Comprehensive loss	$(4,640)	$(6,710)	$(11,302)	$(8,732)

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$179,940	$36,168
Short-term investments	1,109	20,041
Accounts receivable, net	85,225	87,413
Prepaid expenses	27,964	29,417
Other current assets	14,361	14,655
Total current assets	308,599	187,694
Long-term investments	3,864	5,495
Property and equipment, net	45,755	44,785
Capitalized software, net	45,449	33,598
Goodwill	42,643	43,732
Intangible assets, net	15,229	16,517
Other assets, net	6,805	6,902
Total assets	$468,344	$338,723
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$10,193	$10,236
Accrued liabilities	14,914	18,299
Accrued compensation and related expenses	19,291	19,211
Deferred license and hardware revenues	7,700	5,945
Deferred recurring revenues	75,244	76,647
Deferred services revenues	9,540	9,925
Total current liabilities	136,882	140,263
Long-term debt	114,930	—
Long-term deferred revenues	18,974	18,158
Deferred tax liabilities, net	2,348	2,437
Other long-term liabilities	7,571	7,135
Total liabilities	280,705	167,993
Shareholders' equity:
Common stock	216	213
Additional paid-in-capital	224,899	196,691
Accumulated other comprehensive loss	(8,320)	(5,561)
Accumulated deficit	(29,156)	(20,613)
Total shareholders' equity	187,639	170,730
Total liabilities and shareholders' equity	$468,344	$338,723

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2015	2014
	(unaudited)
Operating activities:
Net loss	$(8,543)	$(9,362)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,227	7,175
Amortization	2,804	1,134
Other non-cash items	(855)	363
Stock-based compensation expense	6,868	6,936
Excess tax benefit from stock-based payment arrangements	—	—
Deferred income taxes	(89)	(4,658)
Amortization (accretion) of investment premium (discount)	151	(161)
Loss on disposal of fixed assets	21	23
Amortization of debt issuance costs	57	—
Amortization of debt discount	455	—
Changes in operating assets and liabilities:
Accounts receivable	2,188	12,201
Prepaid expenses	1,453	(4,274)
Other current assets	294	(2,718)
Accounts payable	(43)	421
Accrued liabilities	(2,745)	2,793
Accrued compensation and related expenses	80	(3,652)
Deferred licenses and hardware revenues	1,945	(15)
Deferred recurring revenues	(1,520)	(3,804)
Deferred services revenues	358	(262)
Other assets and liabilities	533	1,702
Net cash provided by operating activities	11,639	3,842
Investing activities:
Sales of available-for-sale investments	20,462	22,785
Purchases of available-for-sale investments	—	(32,167)
Purchases of property and equipment	(10,659)	(13,078)
Capitalized software	(12,568)	(6,339)
Acquisitions, net of cash acquired	—	(9,297)
Unrealized loss on investment	—	18
Net cash used in investing activities	(2,765)	(38,078)
Financing activities:
Proceeds from issuance of convertible debt	150,000	—
Payment for debt issuance costs	(4,521)	—
Payment for capped call premiums	(12,750)	—
Proceeds from stock options exercised	2,166	4,971
Proceeds from issuance of common stock	789	543
Tax withholding on restricted stock awards	(3,309)	(2,625)
Issuance of retirement plan shares	2,523	—
Excess tax benefit from stock-based payment arrangements	—	—
Net cash provided by financing activities	134,898	2,889
Net increase (decrease) in cash and cash equivalents	143,772	(31,347)
Cash and cash equivalents, beginning of period	36,168	65,881
Cash and cash equivalents, end of period	$179,940	$34,534
Cash paid during the period for:
Interest	$43	$—
Income taxes	662	1,687
Other non-cash item:
Purchases of property and equipment payable at end of period	105	892